                                              EXHIBIT 23(b), Page 1 of 1


                   CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to incorporation by reference in Registration Statement
No. 333-67937 on Form S-3 and Registration Statements Nos. 33-61317, 33-52031, 333-40993, 333-78939 and 333-71321 on Form S-8 of Norfolk
Southern Corporation of our report dated February 11, 2000, relating to the consolidated balance sheet of Conrail Inc. and subsidiaries as of December 31, 1999, and the related consolidated statements of income, stockholders' equity and cash flows, for the year ended December 31, 1999, which report appears in the December 31, 1999, Annual Report on Form 10-K405 of Norfolk Southern Corporation. The consolidated financial statements of Conrail Inc. and subsidiaries as of December 31, 1998, and the related consolidated statements of income, stockholders' equity and cash flows for the two years then ended were audited by other auditors whose report thereon dated January 19, 1999, expressed an unqualified opinion on those statements.






/s/ KPMG LLP                       /s/ Ernst & Young LLP
KPMG LLP                           Ernst & Young LLP
Norfolk, Virginia                  Richmond, Virginia

March 1, 2000                      March 1, 2000